Codexis, Inc.
200 Penobscot Drive Redwood City, CA 94063 Tel: +1 (650) 421-8100
Fax: +1 (650) 421-8102
www.codexis.com

September 19, 2024
Dr. Alison Moore, Ph.D. Dear Alison,
On behalf of Codexis, Inc. (“Codexis” or the “Company”), I am pleased to extend to you this offer of employment as Executive Vice President, Chief Technical Officer reporting to Stephen Dilly, Chairman, President and Chief Executive Officer (the “CEO”). Your position is full-time and exempt from overtime pay under the Fair Labor Standards Act. You will work from the Company’s headquarters in Redwood City, California. Your Company employment will commence as of your and the Company’s mutually agreed upon start date, which is expected to be September 30, 2024 (your actual first date of Company employment, the “Start Date”).
Your employment is subject to (i) proof of your legal right to work in the United States, (ii) you completing the United States Citizenship and Immigration Service Employment Eligibility Verification Form I-9, and (iii) the execution of your Proprietary Information, Inventions, and Employment Agreement (Attachment A) (your “Confidentiality Agreement”).
By executing this offer of employment and in accordance with the Amended and Restated Bylaws of the Company, you hereby tender your resignation as a member of the board of directors of the Company (the “Board”) and all committees thereof, effective as the Start Date. You agree and acknowledge that your resignation is not as a result of any disagreement between yourself and the Company on any matter relating to the Company’s operations, policies or practices. For the avoidance of doubt, upon your resignation as a member of the Board, you shall cease to participate in the Company’s director compensation program; provided, however, that your 2024 restricted stock award shall continue to vest based on your continued service to the Company in accordance with the terms of the Company’s 2019 Incentive Award Plan (the “2019 Plan”).
You will not, during your employment by the Company, be employed by or otherwise engaged in any other business activity requiring any of your time, except that, with the prior written approval of the Board or the CEO, CEO, you may serve as a member of (a) the board of directors of up to one organization that is not a competitor of the Company and (b) the scientific advisory board of up to one organization that is not a competitor of the Company, provided in each case that such service does not individually or in the aggregate interfere with the performance of your duties to the Company, violate your Confidentiality Agreement or violate the Company’s standards of conduct then in effect, or raise a conflict under the Company’s conflict of interest policies. In the event of any conflict between this paragraph and your Confidentiality Agreement, this paragraph shall control.

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By signing below and accepting this offer, you represent and warrant that you are not bound by any employment contract, restrictive covenant, or other restriction preventing you from carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this offer of employment. You further represent and warrant that you will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.
Compensation
If you accept this offer and you begin employment with Codexis, you will receive an initial salary of USD $500,000 per year, payable bi-weekly, which will be subject to all applicable withholdings.
You will also be eligible to participate in the Codexis Employee Incentive Compensation Plan (the “Incentive Plan”). Your Incentive Plan target will be fifty-percent (50%) of your Codexis base salary earnings, subject to metrics set and approved by the Board (or a committee thereof) and achievement by the Company of such performance targets as shall be determined by the Board (or a committee thereof). Based on the Company’s performance and your individual and group’s goal performance, your actual bonus may be more or less than this target, and under certain circumstances there may be no payout. Any payout will be subject to all applicable withholdings and will be paid no later than March 15th following the conclusion of the applicable performance year. No bonus amount is guaranteed and, in addition to the other conditions for earning such bonus, you must remain an employee in good standing of the Company on the scheduled bonus payment date in order to earn any bonus. For calendar year 2024, you will be eligible to earn a prorated bonus based on the Company’s achievement of the applicable performance targets and metrics, and based on the number of days you were employed by the Company in 2024. Please also note that the Incentive Plan does not constitute a contract of employment or alter the “at will” status of your employment. In addition, Codexis reserves the right to modify or terminate the Incentive Plan at any time and for any reason without your consent.
Equity
Subject to approval by the Board (or a duly authorized committee thereof) and as an inducement for you to join the Company, you will be granted 50,000 restricted stock units (“RSUs”). Each RSU entitles you to be issued one share of Codexis common stock upon vesting. The RSUs will vest in substantially equal installments on each of the first three anniversaries of the date of grant of the RSUs, provided that you provide continuous services to Codexis through the applicable vesting date. The RSUs will be granted in accordance with Codexis’ policy which may be amended from time to time and will be subject to the terms and conditions of the 2019 Plan and an RSU agreement to be entered into between you and Codexis.
Subject to approval by the Board (or a duly authorized committee thereof) and as an inducement for you to join the Company, you will be granted an option to purchase 300,000 shares of Codexis common stock (the “Option”) with an exercise price equal to the closing trading price of a share of Codexis common stock on the date the Option is granted or the immediately preceding trading day if the grant date is not a trading day. The shares subject to the Option will vest one fourth or 25% on the first anniversary of the Start Date and thereafter will vest 1/48th of the shares originally subject to the Option per month for the following 36 months until the Option is 100% vested on the four-year anniversary of the Start Date. Vesting is contingent upon your continued service to Codexis through the applicable vesting date. Your Option will be granted in

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accordance with Codexis’ policy which may be amended from time to time and will be subject to the terms and conditions of the 2019 Plan and an option agreement to be entered into between you and Codexis.
Change of Control Severance Agreement
In connection with the commencement of your employment with Codexis, you will have the opportunity to enter into a Change of Control Severance Agreement. A copy of the Change of Control Severance Agreement (Attachment B) is included with this offer of employment for your review and signature.
Employee Benefits
As a full-time employee, you will be eligible for the Codexis employee benefit plans, which currently include medical, dental, vision, long-term disability, and life insurance, as well as a 401(k) plan, and paid time off in accordance with Company policy. Codexis reserves the right to modify or terminate any of these plans at any time and for any reason.
Other Terms and Conditions of Employment
Your employment with Codexis is at will. “Employment at will” means that you are free to resign from your employment at any time, for any reason or no reason at all, with or without cause and with or without notice. Similarly, Codexis may terminate your employment at any time for any legal reason, with or without cause and with or without notice. It also means that your job duties, title and responsibility and reporting level, work schedule, compensation and benefits, as well as Codexis’ personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of Codexis. By accepting this offer of employment, you agree that your employment is at will, and acknowledge that no one, other than the CEO, has the authority to promise you, either orally or in writing, anything to the contrary. Any such agreement must be in writing and signed by both you and the CEO to be effective.
As an Executive Vice President, you will be subject to the Company’s Policy on Recoupment of Incentive Compensation (Attachment C), and any other clawback or recoupment policy that the Company adopts in the future. In addition, you acknowledge that you shall also be subject to additional policies of the Company and its affiliates as in effect from time-to-time, including the Company’s Code of Conduct and policies with regard to stock ownership and securities trading by senior executives.
The terms described in this offer of employment, along with the Confidentiality Agreement and the Change of Control Severance Agreement (which are separate agreements that are governed by their own terms and conditions), supersede and replace all prior agreements, understandings, and promises between Codexis and you concerning the terms and conditions of your employment with Codexis.

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We hope that your association with Codexis will be mutually successful and rewarding, and we look forward to welcoming you aboard. Please indicate your acceptance of this offer by initialing each page and signing this letter below and returning the letter by September 30, 2024.

Sincerely, Codexis, Inc.
By:          Stephen Dilly, Ph.D.
Chairman, President & CEO

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I understand and agree to the foregoing terms and conditions of employment with Codexis.

__________________________________
Dr. Alison Moore, Ph.D.

9/30/2024 | 2:07 AM PDT
__________________________________
Date

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ATTACHMENT A
CODEXIS, INC. PROPRIETARY INFORMATION, INVENTIONS, AND EMPLOYMENT AGREEMENT

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CODEXIS, INC.
PROPRIETARY INFORMATION, INVENTIONS, AND EMPLOYMENT AGREEMENT
The following confirms an agreement (the “Agreement”) between Codexis, Inc. (“Company”) and me. As a condition of my employment or continued employment, and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, as well as access to Company Proprietary Information and trade secrets, I agree to the following effective as of my first day of employment with the Company or as part of my continued employment as applicable:
1.At-Will Employment. This Agreement is not an employment contract for any particular term. I have a right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause and without notice. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by both parties.
2.Proprietary Information.
(a)Company Information. I agree that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning or obtained in connection with the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person or other entity, other than employees of the Company, (in writing, verbally, or via email or any other medium) without written advance authorization of the Company, any Proprietary Information of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of Company or as otherwise provided in this Agreement. I will not use any Proprietary Information except in the performance of my authorized duties as an employee of Company. By way of illustration, but not limitation, Proprietary Information includes any tangible or intangible proprietary information, technical data, trade secrets or know-how, including and/or relating to, but not limited to, ideas, concepts, materials (including, but not limited to, cell lines, plasmids, vectors and DNA), data, conclusions, product plans, products, services, customer lists, business lists (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during my term of my employment), business market analyses, software, development, discoveries, inventions, processes, formulas, techniques, technology, designs, drawings, engineering, hardware configuration information, marketing and pricing strategy, business plans, corporate strategy plans, financial data; or other business information made, generated or developed by me in the course of my employment with Company, or disclosed to me by Company either directly or indirectly in any form, including, without limitation, in writing, orally, electronically, or by drawings, or observation of materials, equipment, or information. Proprietary Information also includes confidential information and materials provided to Company by any third party, which is indicated by such third party to be confidential and/or proprietary, and the identity, appropriate knowledge of personnel, research and/or product requirements, volume and frequency of orders, and price sensitivity of customers of the

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Company. I further understand that Proprietary Information does not apply to information which: (i) was already rightfully known to me prior to the time that it is disclosed to me hereunder without any confidentiality obligation to Company;
(ii) is in or has entered the public domain through no breach of this Agreement or other wrongful act; (iii) pertains to general training, knowledge, skill or experience information within the industry that I possess, that is not specifically related to other Proprietary Information; (iv) pertains to my pay, benefits, and other employment terms and conditions; or (v) has been rightfully received by me from a third party not under obligation of confidentiality to Company.
(b)Third Party Information. I agree that I will not, during my employment with the Company, use or disclose in the course of my work for Company any proprietary information or trade secrets of any former or concurrent third party employer or other person or entity for whom I perform or have performed work, without the written authorization of the Company after my notice to the Company of the proprietary or trade secret nature of such information. I agree that I will not bring onto the Company premises or introduce into the equipment or databases of the Company any unpublished document or proprietary information belonging to any such third party employer or other person or entity for whom I perform or have performed work, without the written authorization of the Company after my notice to the Company of the proprietary or trade secret nature of such information. I also understand and agree that, in the course of my employment with Company, I am not to breach any other obligation of confidentiality or non-use that I have to any former employer or concurrent.
(c)Third Party Information Received by the Company. I recognize that the Company has received and in the future will likely receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.
(d)Protected Disclosures and Defend Trade Secrets Act. Nothing in this Agreement prohibits me (a) from disclosing information in good faith to any federal, state, or local governmental agency, legislative body, or official (or staff member to the foregoing) regarding an alleged violation of law or regulation; (b) from discussing or disclosing information about unlawful acts in the workplace or at activities coordinated or sponsored by the Company, whether on or off the Company’s premises, such as harassment, discrimination, retaliation, wage and hour violations, sexual assault, violations of public policy, an unfair labor practice, or any other conduct that I have reason to believe is unlawful; (c) from discussing or disclosing my wages, hours, and working conditions with fellow employees and discussing the wages of others, or inquiring about another colleague’s wages, or aiding or encouraging others to exercise their rights to the extent protected under applicable law; or (d) from otherwise making disclosures that are protected under applicable law, including, without limitation, the National Labor Relations Act, the Defend Trade Secrets Act, and any rule or regulation promulgated by the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), the Equal Employment Opportunity Commission (EEOC), or any other federal, state, or local government agency.
18 U.S.C. § 1833(b) states: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law;

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or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protectable from public disclosure.
Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
3.Inventions.
(a)Inventions Retained and Licensed. (i) If I am a new employee, I have attached hereto, as Exhibit A, a list describing all discoveries, ideas, inventions, improvements, software, techniques, methods, works of authorship, developments, and trade secrets (if any) which were made by me prior to my employment with the Company (collectively referred to as “Prior Developments”), which I own or control, which relate directly or indirectly to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; if no such list is attached to or contained in Exhibit A, I represent that there are no such Prior Developments. (ii) If I am a continuing employee, I represent that Exhibit A of my previous agreement with Company includes all Prior Developments; if no such list was attached to or contained in Exhibit A, I represent that there are no such Prior Developments. (iii) All employees: I agree not to or incorporate any Prior Developments into any Company product, material, process or service without the prior written consent of the Company, which written consent identifies the item to be incorporated as a Prior Development. If in the course of my employment with the Company, I incorporate into a Company product, process, machine or service a Prior Development or use a Prior Development in connection with the same, without the aforementioned written consent, the Company is hereby granted and shall have a nonexclusive, fully sublicensable, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, have used, sell, have sold and import such Prior Development as part of or in connection with any Company product, process, machine or service, and I agree to disclose the use of such Prior Developments in writing to the Company promptly after such incorporation.
(b)Assignment of Inventions. I hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all discoveries, ideas, inventions, creations, data, software, techniques, methods, works of authorship, know how, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), excepting only any invention (if any) which qualifies fully under the provisions of California Labor Code Section 2870 as provided in Section 3(e) below. I agree that I will promptly make full written disclosure to the Company of any Invention, and will hold the same in trust for the sole right and benefit of the Company. I further acknowledge that all original works of authorship which are made by me (solely or jointly

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with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act.
(c)Maintenance of Records. I agree to keep and maintain adequate and current written records of any and all Inventions hereunder, including any made by me solely or jointly with others during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.
(d)Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for, obtain and enforce such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.
(e)Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any invention that I believe meet the criteria in California Labor Code Section 2870 and are not disclosed on Exhibit A.

4.Conflicts of Interest. I agree that, during the term of my employment with the Company, I will comply with the Company’s policies regarding conflicts of interest, including those contained in Company’s Code of Business Conduct and Ethics, as may be updated from time to time.
5.Returning Company Property. I agree that, prior to or at the time of leaving the employ of the Company, I will deliver to the Company, or alternatively, destroy solely at the Company’s discretion, (and will not keep in my possession, recreate or deliver to anyone else) any and all Proprietary Information in my possession, as well as all equipment, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, biological and other tangible materials (including, but not limited, to cell lines, plasmids, vectors and DNA), other documents or tangible property of the Company (or property of third parties that is lawfully in the possession or control of the Company), or reproductions of

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any aforementioned items including any and all of the aforementioned items developed by me pursuant to my employment with the Company or otherwise property of the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.
6.Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.
7.Photography Consent, Waiver, And Release. Upon execution of this Agreement, I agree to sign the Photography Consent, Waiver and Release attached as Exhibit D hereto.
8.Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith during the term of my employment.

9.Arbitration and Equitable Relief.
(a)Arbitration. Except as provided in Section 10(b) below and otherwise in this Section, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be resolved by binding arbitration to be administered by the American Arbitration Association in accordance with its Employment Arbitration Rules and Mediation Procedures then in effect. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company shall pay the costs and expenses of the arbitration, including all administrative and arbitrator fees, and each of us shall separately pay our counsel fees. However, the arbitrator shall be empowered to make awards of costs or fees as provided by law. Notwithstanding the foregoing, any dispute or controversy seeking to enforce or protect, or concerning the validity of, any of intellectual property right of either party or (b) any dispute or controversy related to, or arising from, allegations of theft, piracy, invasion of privacy, or unauthorized use hereunder, I and the Company will have the right, at my or its sole discretion, as applicable, to adjudicate such dispute or controversy in a court of competent jurisdiction.
(b)Equitable Remedies. To the extent permitted by applicable law, this
Agreement does not preclude either the Company or myself from seeking injunctive relief in a court of law.
10.General Provisions.
(a)Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California exclusively, (regardless of that jurisdiction or any other jurisdiction’s choice of law principles). I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.
(b)Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and, except as

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stated in this paragraph, supersedes all prior and contemporaneous discussions between us, including any previous confidentiality agreements that I may have entered into with the Company with the effect that this Agreement shall control with respect to the subject matter hereof and thereof. Any previous agreements relating to the subject matter herein are extinguished other than previously executed assignments of intellectual property and any other obligations regarding intellectual property I that conceived and/or developed on behalf of Codexis during my employment, and my list of Prior Developments on a former employment agreement between us, if any. Further, any previous non-compete provisions between Company and me are void. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
(c)Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
(d)Successors and Assigns. This Agreement is binding upon my heirs, executors, administrators, other legal representatives and is for the benefit of the Company, its successors, and assigns.
(e)Survival. The rights and obligations of the parties to this Agreement will survive termination of my employment with Company.
(f)COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TOGETHER SHALL BE DEEMED TO BE ONE AND THE SAME INSTRUMENT.
[SIGNATURE PAGE FOLLOWS]

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Date:	9/30/2024 | 2:07 AM PDT

Alison Moore
Signature		Printed

CODEXIS, INC.

By:
Title: CEO
Date: 9/29/2024 | 8:29 PM PDT

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EXHIBIT A

LIST OF PRIOR DEVELOPMENTS (INCLUDING ORIGINAL WORKS OF AUTHORSHIP)

Title    Date

Identifying Number or
Brief Description

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EXHIBIT B
CALIFORNIA LABOR CODE SECTION 2870 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.
(2)Result from any work performed by the employee for the employer.

(b)To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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EXHIBIT C
CODEXIS, INC.
FORM TERMINATION CERTIFICATE
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Codexis, Inc., its subsidiaries, affiliates, successors or assigns, except where authorized in writing.
I further certify that I have complied with all the terms of the Codexis, Inc. Proprietary Information, Inventions, and Employment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
I further agree that, in compliance with the Proprietary Information, Inventions, and Employment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Codexis and any third party confidential information that I have knowledge concerning..
The Federal Defend Trade Secrets Act 18 U.S.C. § 1833(b) states:
“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protectable from public disclosure. Nothing in this Certification is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
Date:
__________________________________
(Employee’s Signature)

__________________________________
(Type/Print Employee’s Name)

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EXHIBIT D CODEXIS, INC.
PHOTOGRAPHY CONSENT, WAIVER, AND RELEASE
For good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I hereby irrevocably consent and give permission to Codexis, Inc. (“Codexis”) or its agent, to photograph me, record my voice, and/or video me (alone or with others), in the context of my association with Codexis and/or at Codexis-related events (creating “Materials”). I understand that any such Materials, and all rights associated with them, will belong solely and exclusively to Codexis and Codexis shall have the irrevocable and absolute right to register copyright(s), duplicate, reproduce, alter, display, distribute, and/or publish them in any manner, for any purpose, and in any form including, but not limited to, print, electronic, radio, video, and/or on the Internet without notifying me.
I voluntarily waive any and all rights I may now or hereafter have with respect to any Materials, including any compensation, ownership, copyright, and any rights of publicity or privacy and any right to inspect or approve Materials and/or copy, print or other materials that may be used in connection with them, whether now or in the future, whether that use is known or unknown to me. I hereby waive any right to inspect or approve of any finished Materials whether printed or electronic, that may be used now or in the future, whether that use is known or unknown to me, and I forever waive any right to royalties or other compensation arising from or related to the use of the Materials. I hereby release and discharge, and agree to hold harmless, Codexis, its officers, agents and employees, and all persons acting under its permission or authority, from any claims, losses, damages or liability arising from or related to such Materials and/or their use under any circumstances.
I represent and warrant to that I am at least 18 years of age and that I have full right, power, and authority to enter into this Photography Consent, Waiver and Release and grant the rights granted hereunder, and that the rights granted hereunder do not, and will not, violate any right of, or conflict with or violate any contract or agreement with or commitment made to, any person or entity, and that no consent or authorization from, or any payment to, any third party is required in connection herewith. This Photography Consent, Waiver, and Release is binding on my heirs, executors, administrators and other legal representatives and is for the benefit of Codexis, its successors and assigns.
I HAVE READ AND FULLY UNDERSTAND THE CONTENTS OF THIS PHOTOGRAPHY CONSENT, WAIVER, AND RELEASE FORM, AND I SIGN IT FREELY AND VOLUNTARILY.
Alison Moore
Name:

Signature

Date: 9/30/2024 | 2:07 AM PDT

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ATTACHMENT B
CHANGE OF CONTROL SEVERANCE AGREEMENT

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CODEXIS, INC.
CHANGE OF CONTROL SEVERANCE AGREEMENT
This Change of Control Severance Agreement (the “Agreement”) is made and entered into by and between Alison Moore (the “Executive”) and Codexis, Inc., a Delaware corporation (the “Company”), effective as of the latest date set forth by the signatures of the parties hereto below (the “Effective Date”).
R E C I T A L S
AIt is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration as well as the possibility of an involuntary termination or reduction in responsibility can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of such an event.
BThe Board believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue Executive’s employment and to motivate Executive to maximize the value of the Company upon a Change of Control (as defined below) for the benefit of its stockholders.
CThe Board believes that it is imperative to provide Executive with severance benefits upon certain terminations of Executive’s service to the Company that provide Executive with enhanced financial security and provides incentive and encouragement to Executive to remain with the Company notwithstanding the possibility of such an event.
DCertain capitalized terms used in the Agreement are defined in Section 9 below. The parties hereto agree as follows:
1.Term of Agreement. This Agreement shall become effective as of the Effective Date and terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.
2.At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and shall continue to be “at-will,” as defined under applicable law. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.
3.Covered Termination Outside a Change of Control Period. Except as otherwise provided under Section 6, if Executive experiences a Covered Termination other than during a Change of Control Period, and if Executive, within sixty (60) days following the date of the Covered Termination, provides the Company with an executed Release of Claims (as defined below) which is not revoked within the applicable revocation period, if any, then in addition to

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any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)Severance. Executive shall receive a lump sum cash payment in an amount equal to twelve (12) months of Executive’s base salary at the rate in effect immediately prior to Executive’s termination of employment (without giving effect to any reduction in base salary that gives rise to a Voluntary Termination for Good Reason), less applicable withholdings. This severance payment shall be made to Executive in substantially equal installments in accordance with the Company’s normal payroll procedures with the first such installment to be made on the first payroll date following the date the Release of Claims becomes effective and irrevocable, provided, that if the Covered Termination occurs after November 1 of any year, the first such installment shall be made on the first payroll date of the subsequent year and, provided further, that, in each case, the first installment shall include any installment payments that would have been made had such installments commenced on the first payroll date after the Covered Termination.
(b)Continued Healthcare. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, the premium for Executive, Executive’s covered dependents and Executive’s spouse or domestic partner from the date of Executive’s Covered Termination through the earlier of (i) the twelve (12) month anniversary of the date of Executive’s Covered Termination and (ii) the date Executive, Executive’s covered dependents, if any, and Executive’s spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s), provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the remaining period the Company would otherwise directly pay or reimburse Executive. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.
4.Covered Termination Within a Change of Control Period. If Executive experiences a Covered Termination during a Change of Control Period, and if Executive, within sixty (60) days following the date of the Covered Termination, provides the Company with an executed Release of Claims (as defined below) which is not revoked within the applicable revocation period, if any, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)Severance. Executive shall receive a lump sum cash payment in an amount equal to the sum of eighteen (18) months of Executive’s base salary at the rate in effect immediately prior to Executive’s termination of employment (without giving effect to any reduction in base salary subsequent to a Change of Control that gives rise to a Voluntary Termination for Good Reason), less applicable withholdings. This severance payment shall be made to Executive within sixty (60) days following the date of the Covered Termination.

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(b)Equity Awards. Each outstanding equity award, including, without limitation, stock options, restricted stock, and restricted stock units, held by Executive shall automatically become vested and, if applicable, exercisable and any restrictions thereon shall immediately lapse, in each case, with respect to one hundred percent (100%) of the then unvested shares subject to such equity award. Notwithstanding the foregoing, any outstanding performance stock units or performance stock options held by Executive shall automatically become vested with respect to: (i) in the event of a Change of Control that occurs prior to the applicable Measurement Date, such number of shares of Company common stock corresponding to the target performance level for any applicable performance goals; or (ii) in the event of a Change of Control that occurs on or after the Measurement Date, such number of shares of Company common stock corresponding to the Company’s actual achievement of any applicable performance goals.
(c)Continued Healthcare. If Executive elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive for, the premium for Executive, Executive’s covered dependents and Executive’s spouse or domestic partner from the date of Executive’s Covered Termination through the earlier of (i) the eighteen (18) month anniversary of the date of Executive’s Covered Termination and (ii) the date Executive, Executive’s covered dependents, if any, and Executive’s spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s), provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A of the Code, under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the remaining period the Company would otherwise directly pay or reimburse Executive. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.
5.Death or Disability. If Executive terminates employment with the Company due to death or Disability and such termination constitutes a “separation from service” within the meaning of Section 409A of Code and the Department of Treasury regulations and other guidance promulgated thereunder (a “Separation from Service”), then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)Pro-Rata Vesting of Equity Awards. Each outstanding equity award, including, without limitation, stock options, restricted stock and restricted stock units, held by Executive shall automatically become vested and, if applicable, exercisable and any restrictions thereon shall immediately lapse, in each case, with respect to that number of shares of Company common stock that would otherwise vest on the next vesting date for such equity award, assuming Executive’s continued service through such date, pro-rated to the date of Executive’s termination due to death or Disability. For purposes of determining the number of shares subject to any outstanding performance stock units or performance stock options that would otherwise vest on the next vesting date pursuant to the foregoing sentence, the applicable performance goals shall be deemed achieved: (i) in the event of a termination due to death or Disability that occurs prior to the applicable Measurement Date, at the target performance level; or (ii) in the event of a termination due to death or Disability that occurs on or after the Measurement Date, based on the Company’s actual achievement.

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(b)Continued Healthcare. If Executive, or any beneficiary of Executive, elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive, or such beneficiary, for, the premium for Executive, Executive’s covered dependents and Executive’s spouse or domestic partner from the date of Executive’s termination due to death or Disability through the earlier of (i) the twelve (12) month anniversary of the date of Executive’s termination of employment and (ii) the date Executive, Executive’s covered dependents, if any, and Executive’s spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s), provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A of the Code, under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the remaining period the Company would otherwise directly pay or reimburse Executive. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive, or any beneficiary of Executive, may, if eligible, elect to continue healthcare coverage at his or her expense in accordance with the provisions of COBRA.
6.Termination in Connection With a Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event Executive experiences a Covered Termination and the Involuntary Termination without Cause underlying the Covered Termination, or the event upon which a Voluntary Termination for Good Reason underlying the Covered Termination is based, occurs at the direction of a person or entity that has entered into an agreement with the Company that contemplates a transaction that, if consummated, would constitute a Change of Control, then for all purposes hereunder, including, without limitation, Sections 4 and 7, such Covered Termination shall be deemed to have occurred during a Change of Control Period and, in lieu of the benefits provided under Section 3, Executive shall be entitled to the benefits set forth in Section 4 with such benefits to be paid, or commence being paid, upon the Covered Termination, but otherwise subject to the terms and conditions of Section 4.
7.Termination for Cause; Voluntary Resignation. If Executive’s service with the Company is terminated by the Company for Cause or by Executive for any or no reason other than due to death, Disability or as a Covered Termination, then Executive shall only be entitled to any accrued but unpaid salary, bonus, vacation and expense reimbursement in accordance with applicable law.
8.Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under this Agreement shall be payable either
(a)in full, or
(b)as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax

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basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. The specific benefits that shall be reduced, if any, and the order of such reduction shall be determined by the Executive in his or her sole discretion. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8 shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.
9.Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:
(a)Change of Control. “Change of Control” shall mean (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of the common stock of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (vi) in the event that the individuals who are members of the Incumbent Board cease for any reason to constitute at least fifty percent (50%) of the Board. Notwithstanding the foregoing, a Change of Control shall not include any transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board acting in good faith and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise) or the initial public offering of the Company’s common stock. Further notwithstanding the foregoing, if a Change of Control would give rise to a payment or settlement event that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change of Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or settlement event, to the extent required by Section 409A.
(b)Change of Control Period. “Change of Control Period” shall mean the period commencing ninety (90) days prior to a Change of Control and ending on the first anniversary of the Change of Control.

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(c)Covered Termination. “Covered Termination” shall mean an Involuntary Termination without Cause or a Voluntary Termination for Good Reason that constitutes the Executive’s Separation from Service.
(d)Disability. “Disability” shall mean that Executive has been unable to perform Executive’s Company duties as the result of Executive’s incapacity due to physical or mental illness, and such inability, at least one hundred eighty (180) days after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of Executive’s duties hereunder before the termination of Executive’s employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.
(e)Incumbent Board. “Incumbent Board” shall mean the individuals who, as of the Effective Date, are members of the Board. If the election, or nomination for election by the Company’s stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.
(f)Involuntary Termination without Cause. “Involuntary Termination without Cause” shall mean the termination of Executive’s employment by the Company other than a termination following (i) the willful and continued failure to substantially perform the Executive’s duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive’s duties and that has not been cured within fifteen (15) days following receipt by the Executive of the written demand; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company’s business; (iii) dishonesty with respect to a significant matter relating to the Company’s business; or (iv) material breach of any agreement by and between the Executive and the Company, which material breach has not been cured within fifteen (15) days following receipt by the Executive of written notice from the Company identifying such material breach.
(g)Release of Claims. “Release of Claims” shall mean a general release of all claims against the Company and its affiliates in a form reasonably acceptable to the Company.
(h)Voluntary Termination for Good Reason. “Voluntary Termination for Good Reason” shall mean Executive’s voluntarily resignation after the occurrence of any of the following without Executive’s written consent: (i) a material diminution in Executive’s base compensation; (ii) a material diminution in Executive’s authority, duties or responsibilities; (iii) a material change of at least thirty-five (35) miles in the geographic location at which Executive must perform Executive’s services; or (iv) a material breach of this Agreement by the Company. Notwithstanding the foregoing, a resignation shall not constitute a “Voluntary Termination for Good Reason” unless the condition giving rise to such resignation continues more than thirty (30) days following Executive’s written notice of the condition within ninety (90) days of the first occurrence of such condition and Executive’s termination occurs within one hundred eighty (180) days following the first occurrence of such condition.

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(i)Measurement Date. “Measurement Date,” with respect to an award of performance stock units or performance stock options, shall mean the date the Compensation Committee of the Board of Directors determines the achievement of the applicable performance goals for the applicable performance period.
10.Successors.
(a)Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 10(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
11.Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service. In the case of Executive, mailed notices shall be addressed to Executive at Executive’s home address that the Company has on file for Executive. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
12.Confidentiality; Non-Solicitation.
(a)Confidentiality. While Executive is employed by the Company, and thereafter while Executive receives severance benefits hereunder, Executive shall not directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Upon termination of Executive’s employment with the Company, all Confidential Information in Executive’s possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity, or (iii) is lawfully disclosed to Executive by a third party. For purposes of this Agreement, the term “Confidential Information” shall mean information disclosed to Executive or known by Executive as a consequence of or through his or her relationship with the Company, about the customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of the Company and its affiliates. In addition, Executive shall continue to be subject to the Confidential

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Information, Secrecy, and Invention Agreement entered into between Executive and the Company (the “Confidential Information Agreement”).
(b)Non-Solicitation. In addition to each Executive’s obligations under the Confidential Information Agreement, Executive shall not for a period of one (1) year following Executive’s termination of employment for any reason, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 12(b). Executive also agrees not to harass or disparage the Company or its employees, clients, directors or agents or divert or attempt to divert any actual or potential business of the company.
(c)Survival of Provisions. The provisions of this Section 12 shall survive the termination or expiration of the applicable Executive’s employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.
13.Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in San Mateo County, California, conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the applicable JAMS employment rules. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights by Court action instead of arbitration.
14.Miscellaneous Provisions.
(a)Section 409A. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section

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409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s Covered Termination or termination of employment due to Disability or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 14(a) shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.
(b)Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)Whole Agreement. This Agreement and the Confidential Information Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior arrangements and understandings regarding same.
(d)Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.
(e)Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
(f)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

CODEXIS, INC.
By:      Name: Stephen Dilly
Title: Chairman, President & CEO Date:

EXECUTIVE

Georgia Erbez
Date: 9/30/2024 | 2:07 AM PDT

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ATTACHMENT C
POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION

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CODEXIS, INC.
POLICY ON RECOUPMENT OF INCENTIVE COMPENSATION
Introduction
The Board of Directors (the “Board”) of Codexis, Inc. (the “Company”) has adopted this Policy on Recoupment of Incentive Compensation (this “Policy”), which provides for the recoupment of compensation in certain circumstances in the event of a restatement of financial results by the Company. This Policy shall be interpreted to comply with the requirements of U.S. Securities and Exchange Commission (“SEC”) rules and Nasdaq Stock Market (“Nasdaq”) listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and, to the extent this Policy is in any manner deemed inconsistent with such rules, this Policy shall be treated as retroactively amended to be compliant with such rules.
Administration
This Policy shall be administered by the Compensation Committee (the “Compensation Committee”) of the Board. Any determinations made by the Compensation Committee shall be final and binding on all affected individuals. The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy, in all cases consistent with the Dodd-Frank Act. The Board or Compensation Committee may amend this Policy from time to time in its discretion.
Covered Executives
This Policy applies to any current or former “executive officer,” within the meaning of Rule 10D- 1 under the Securities Exchange Act of 1934, as amended, of the Company or a subsidiary of the Company (each such individual, an “Executive”). This Policy shall be binding and enforceable against all Executives and their beneficiaries, executors, administrators, and other legal representatives.
Recoupment Upon Financial Restatement
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Financial Restatement”), the Compensation Committee shall cause the Company to recoup from each Executive, as promptly as reasonably possible, any erroneously awarded Incentive-Based Compensation, as defined below.

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No-Fault Recovery
Recoupment under this Policy shall be required regardless of whether the Executive or any other person was at fault or responsible for accounting errors that contributed to the need for the Financial Restatement or engaged in any misconduct.
Compensation Subject to Recovery; Enforcement
This Policy applies to all compensation granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, whether or not presented within the Company’s financial statements or included in a filing with the SEC, including stock price and total shareholder return (“TSR”), including but not limited to performance-based cash, stock, options or other equity-based awards paid or granted to the Executive (“Incentive-Based Compensation”). Compensation that is granted, vests or is earned based solely upon the occurrence of non-financial events, such as base salary, restricted stock or options with time-based vesting, or a bonus awarded solely at the discretion of the Board or Compensation Committee and not based on the attainment of any financial measure, is not subject to this Policy.
In the event of a Financial Restatement, the amount to be recovered will be the excess of (i) the Incentive-Based Compensation received by the Executive during the Recovery Period (as defined below) based on the erroneous data and calculated without regard to any taxes paid or withheld, over (ii) the Incentive-Based Compensation that would have been received by the Executive had it been calculated based on the restated financial information, as determined by the Compensation Committee. For purposes of this Policy, “Recovery Period” means the three completed fiscal years immediately preceding the date on which the Company is required to prepare the Financial Restatement, as determined in accordance with the last sentence of this paragraph, or any transition period that results from a change in the Company’s fiscal year (as set forth in Section 5608(b)(i)(D) of the Nasdaq Listing Rules). The date on which the Company is required to prepare a Financial Restatement is the earlier to occur of (A) the date the Board or a Board committee (or authorized officers of the Company if Board action is not required) concludes, or reasonably should have concluded, that the Company is required to prepare a Financial Restatement or (B) the date a court, regulator, or other legally authorized body directs the Company to prepare a Financial Restatement.
For Incentive-Based Compensation based on stock price or TSR, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Financial Restatement, then the Compensation Committee shall determine the amount to be recovered based on a reasonable estimate of the effect of the Financial Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received and the Company shall document the determination of that estimate and provide it to Nasdaq.
Incentive-Based Compensation is considered to have been received by an Executive in the fiscal year during which the applicable financial reporting measure was attained or purportedly attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period.

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The Company may use any legal or equitable remedies that are available to the Company to recoup any erroneously awarded Incentive-Based Compensation, including but not limited to by collecting from the Executive cash payments or shares of Company common stock from or by forfeiting any amounts that the Company owes to the Executive.
No Indemnification
The Company shall not indemnify any Executive or pay or reimburse the premium for any insurance policy to cover any losses incurred by such Executive under this Policy.
Exceptions
The compensation recouped under this Policy shall not include Incentive-Based Compensation received by an Executive (i) prior to beginning service as an Executive or (ii) if he or she did not serve as an Executive at any time during the performance period applicable to the Incentive-Based Compensation in question. The Compensation Committee (or a majority of independent directors serving on the Board) may determine not to seek recovery from an Executive in whole or part to the extent it determines in its sole discretion that such recovery would be impracticable because
(A) the direct expense paid to a third party to assist in enforcing recovery would exceed the recoverable amount (after having made a reasonable attempt to recover the erroneously awarded Incentive-Based Compensation and providing corresponding documentation of such attempt to Nasdaq), (B) recovery would violate the home country law that was adopted prior to November 28, 2022, as determined by an opinion of counsel licensed in the applicable jurisdiction that is acceptable to and provided to Nasdaq, or (C) recovery would likely cause the Company’s 401(k) plan or any other tax-qualified retirement plan to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
Other Remedies Not Precluded
The exercise by the Compensation Committee of any rights pursuant to this Policy shall be without prejudice to any other rights or remedies that the Company, the Board or the Compensation Committee may have with respect to any Executive subject to this Policy.
Effective Date and Applicability
This Policy has been adopted by the Board on August 24, 2023, and shall apply to any Incentive- Based Compensation that is received by an Executive on or after October 2, 2023.

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